Registration No. 333-166379

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHEMICAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2022454 (IRS Employer Identification Number)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

CHEMICAL FINANCIAL CORPORATION
2001 STOCK PURCHASE PLAN FOR SUBSIDIARY AND

COMMUNITY BANK DIRECTORS
(Full Title of the Plan)

David B. Ramaker 235 E. Main Street Midland, Michigan, 48640 (Name and Address of Agent for Service)	Copies to:	Jeffrey A. Ott Charlie Goode Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503

(989) 839-5350
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer   X               Accelerated filer                   Non-accelerated filer                   Smaller reporting company

REMOVAL OF SECURITIES FROM REGISTRATION

AND TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Chemical Financial Corporation on April 29, 2010 (Registration No. 333-166379) to register 100,000 shares of common stock, $1.00 par value, for issuance under the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors (the "Registration Statement") is being filed to terminate the effectiveness of the Registration Statement and remove from registration all of the remaining securities covered by the Registration Statement that have not yet been sold as of the date hereof.

Item 16.	Exhibits:

The exhibits filed as part of this registration statement are as follows:

Exhibits:

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on October 9, 2015.

CHEMICAL FINANCIAL CORPORATION

By:	/s/ David B. Ramaker
David B. Ramaker Chairman, Chief Executive Officer and President

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David B. Ramaker	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	October 9, 2015
David B. Ramaker

/s/ Lori A. Gwizdala	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 9, 2015
Lori A. Gwizdala

The following directors of Chemical Financial Corporation executed a power of attorney appointing David B. Ramaker and Lori A. Gwizdala their attorneys-in-fact, empowering them to sign this registration statement on their behalf.

Gary E. Anderson
Terence F. Moore
Larry D. Stauffer
Franklin C. Wheatlake

By	/s/ Lori A. Gwizdala
Lori A. Gwizdala Attorney-in-Fact

EXHIBIT INDEX

Exhibits:

24.1	Powers of Attorney.